UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2013

Con-way Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-5046	94-1444798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2211 Old Earhart Road, Ann Arbor, Michigan	48105
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (734) 994-6600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 21 and January 22, 2013, the Compensation Committee of the Board of Directors of the Company (with the concurrence of the other independent members of the Board of Directors, in the case of the compensation of the Company's Chief Executive Officer), approved the following compensation:

2013 Annual Cash Incentive Awards. The annual cash incentive awards for 2013 will be based upon performance metrics approved by the Compensation Committee. For each award, the Compensation Committee has set a minimum achievement level below which no payouts will be received, a target achievement level at which each executive will earn a target payout (equal to a specified percentage of the executive's base salary earned during the year), and a maximum achievement level at or above which each executive will earn a payout equal to twice his target amount. The specified percentages of base salary payable at a target achievement level are set forth in the table below.

Officer	Title	Percentage of Actual Base Salary
Douglas W. Stotlar	President and Chief Executive Officer	125%
Stephen L. Bruffett	Executive Vice President and Chief Financial Officer	70%
Robert L. Bianco	Executive Vice President	70%
Stephen K. Krull	Executive Vice President, General Counsel and Secretary	70%

The performance metric applicable to the 2013 cash incentive award to Mr. Bianco is Adjusted Operating Income of Menlo Worldwide Logistics.

As used in the table above:

"Operating Income" means Operating Income (Loss) determined on a US GAAP basis, as adjusted for asset impairments pursuant to FASB Codification Topics 350 and 360; restructuring charges pursuant to Topic 420 (limited to those adjustments in excess of $1.0 million per event during the relevant calendar year); defined-benefit pension settlements pursuant to Topic 715; and changes in accounting principles pursuant to Topic 250; provided, however, if, for any segment, Operating Income is less than the minimum achievement level after deducting all accruals for variable pay but would equal or exceed the minimum achievement level if accruals for variable pay were not deducted, then that segment shall be deemed to have achieved the minimum achievement level and the award payouts to segment executives determined accordingly, subject to reduction as provided in the following sentence. Each such segment executive's award payout shall be reduced by a prorated portion of the dollar shortfall between the minimum achievement level and the segment's actual Operating Income.

The awards made to Messrs. Stotlar, Bruffett and Krull (i) are based on the percentage achievement levels of Con-way Freight, Menlo Worldwide Logistics and Con-way Truckload with respect to their performance metrics and (ii) are weighted as shown in the table below:

Business Unit	Weighting
Con-way Freight	72%
Con-way Truckload	14%
Menlo Logistics	14%
Total	100%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Con-way Inc.

Date: January 25, 2013	By:	/s/ Stephen K. Krull
Stephen K. Krull
Executive Vice President, General Counsel and Secretary